                                                                    EXHIBIT 25.1

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM T-1
                                  --------

                          STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939
                OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

              CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)__

                      ---------------------------------

                BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION
             (Exact name of trustee as specified in its charter)

  A National Banking Association                        31-0838515
                                                     (I.R.S. employer
                                                  identification number)

    100 East Broad Street, Columbus, Ohio               43271-0181
  (Address of principal executive offices)              (Zip Code)

                Bank One Trust Company, National Association
                      1 Bank One Plaza, Suite IL1-0126
                        Chicago, Illinois 60670-0126
           Attn:  Sandra L. Caruba, Vice President, (312)336-9436
          (Name, address and telephone number of agent for service)

                     -----------------------------------

                          WISCONSIN ENERGY CORPORATION
             (Exact name of obligor as specified in its charter)


             Wisconsin                                39-1391525
 (State or other jurisdiction of                   (I.R.S. employer
 incorporation or organization)                 identification number)

231 West Michigan Street
P. O. Box 2949
Milwaukee, Wisconsin                                     53201
(Address of principal executive offices)               (Zip Code)

                                Debt Securities
           Guarantee of Preferred Securities of WEC Capital Trust II
                        (Title of Indenture Securities)
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Item 1.   General Information.  Furnish the following
          --------------------
          information as to the trustee:

          (a) Name and address of each examining or supervising authority to which it is subject.

          Comptroller of Currency, Washington, D.C.;
          Federal Deposit Insurance Corporation,
          Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C.

          (b) Whether it is authorized to exercise corporate trust powers.

          The trustee is authorized to exercise corporate trust powers.

Item 2.   Affiliations With the Obligor.  If the obligor
          ------------------------------
          is an affiliate of the trustee, describe each such affiliation.

          No such affiliation exists with the trustee.


Item 16.  List of exhibits.   List below all exhibits filed as a
          ----------------
          part of this Statement of Eligibility.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificate of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4.  A copy of the existing by-laws of the trustee.*

          5.  Not Applicable.

          6.  The consent of the trustee required by
              Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8.  Not Applicable.

          9.  Not Applicable.


          Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One Trust Company, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 26th day of February, 2001.


              Bank One Trust Company, National Association,
              Trustee

              By  /s/ Sandra L. Caruba
                ----------------------------------
                 Sandra L. Caruba
                 Vice President


*Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of Bank One Trust Company, National Association, filed as Exhibit 25 to the Registration Statement on Form S-4 of U S WEST Communications, Inc., filed with the Securities and Exchange Commission on March 24, 2000 (Registration No. 333-32124).

                                 EXHIBIT 6

                     THE CONSENT OF THE TRUSTEE REQUIRED
                        BY SECTION 321(b) OF THE ACT

                                                       February 26, 2001

Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

In connection with the qualification of an indenture between Wisconsin Energy Corporation and Bank One Trust Company, National Association, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                            Very truly yours,

                            Bank One Trust Company, National Association


                            By:   /s/Sandra L. Caruba
                               -----------------------------------
                                  Sandra L. Caruba
                                  Vice President
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

                                   EXHIBIT 7

Legal Title of Bank:    Bank One Trust Company, N.A.       Call Date: 12/31/00     State #:  391581      FFIEC 032
Address:                     100 Broad Street                               Vendor ID: D              Cert #:  21377    Page
                    RC-1
City, State  Zip:       Columbus, OH 43271                 Transit #:  04400003

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for December 31, 2000

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet

                                                                                 Dollar Amounts in thousands
                                                                                      RCON  BIL MIL THOU
                                                                                 ---------------------------
C300
----
ASSETS
1.           Cash and balances due from depository institutions (from Schedule
     RC-A):                                                                          RCON
     a. Noninterest-bearing balances and currency and coin(1)                        0081      64,969       1.a
     b. Interest-bearing balances(2)                                                 0071           0       1.b
2.           Securities
     a.   Held-to-maturity securities(from Schedule RC-B, column A)                  1754           0       2.a
     b.   Available-for-sale securities (from Schedule RC-B, column D)               1773       4,286       2.b
3.           Federal funds sold and securities purchased under agreements to
     resell                                                                          1350   1,056,754       3.
4.           Loans and lease financing receivables:
     a.   Loans and leases, net of unearned income (from Schedule                    RCON
     RC-C)                                                                           2122     346,052       4.a
     b.   LESS: Allowance for loan and lease losses                                  3123         372       4.b
     c.   LESS: Allocated transfer risk reserve                                      3128           0       4.c
     d.   Loans and leases, net of unearned income, allowance, and                   RCON
          reserve (item 4.a minus 4.b and 4.c)                                       2125     345,680       4.d
5.           Trading assets (from Schedule RD-D)                                     3545           0       5.
6.           Premises and fixed assets (including capitalized leases)                2145      21,835       6.
7.           Other real estate owned (from Schedule RC-M)                            2150           0       7.
8.           Investments in unconsolidated subsidiaries and associated
             companies (from Schedule RC-M)                                          2130           0       8.
9.           Customers' liability to this bank on acceptances outstanding            2155           0       9.
10.          Intangible assets (from Schedule RC-M)                                  2143      13,697      10.
11.          Other assets (from Schedule RC-F)                                       2160     131,390      11.
12.          Total assets (sum of items 1 through 11)                                2170   1,638,611      12.

--------

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.


Legal Title of Bank:          Bank One Trust Company, N.A.        Call Date:  12/31/00                    State #:  391581 FFIEC 032
Address:                          100 East Broad Street                  Vendor ID:  D                     Cert #"  21377  Page RC-2

City, State  Zip:             Columbus, OH 43271                  Transit #:  04400003
Schedule RC-Continued
                             Dollar Amounts in
                             Thousands
                             -------------------------------
LIABILITIES
13. Deposits:                                                                         RCON
    a. In domestic offices (sum of totals of columns A and C                          ----
       from Schedule RC-E, part 1)                                                    2200          1,410,826          13.a
       (1) Noninterest-bearing(1)                                                     6631            830,363          13.a1
       (2) Interest-bearing                                                           6636            580,463          13.a2

    b. In foreign offices, Edge and Agreement subsidiaries, and
       IBFs (from Schedule RC-E, part II)
       (1) Noninterest bearing
       (2) Interest-bearing
14. Federal funds purchased and securities sold under agreements
    to repurchase:                                                                    RCFD 2800             0          14
15. a. Demand notes issued to the U.S. Treasury                                       RCON 2840             0          15.a
    b. Trading Liabilities(from Sechedule RC-D)                                       RCFD 3548             0          15.b

                                                                                      RCON
16. Other borrowed money:                                                             ----
    a. With original maturity of one year or less                                     2332                  0          16.a
    b. With original  maturity of more than one year                                  A547                  0          16.b
    c.  With original maturity of more than three years                               A548                  0          16.c

17. Not applicable
18. Bank's liability on acceptance executed and outstanding                           2920                  0          18.
19. Subordinated notes and debentures                                                 3200                  0          19.
20. Other liabilities (from Schedule RC-G)                                            2930             75,186          20.
21. Total liabilities (sum of items 13 through 20)                                    2948          1,486,012          21.
22. Not applicable
EQUITY CAPITAL
23. Perpetual preferred stock and                                                     3838                  0          23.
    related surplus
24. Common stock                                                                      3230                800          24.
25. Surplus (exclude all surplus related to preferred stock)                          3839             45,157          25.
26. a. Undivided profits and capital reserves                                         3632            106,620          26.a
    b. Net unrealized holding gains (losses) on available-for-sale
       securities                                                                     8434                 22          26.b
    c. Accumulated net gains (losses) on cash flow hedges                             4336                  0          26.c
27. Cumulative foreign currency translation adjustments
28. Total equity capital (sum of items 23 through 27)                                 3210            152,599          28.
29. Total liabilities, limited-life preferred stock, and equity
    capital (sum of items 21, 22, and 28)                                             3300          1,638,611          29.

Memorandum
To be reported only with the March Report of Condition.
1.  Indicate in the box at the right the number of the statement below that best describes the most
    comprehensive level of auditing work performed for the bank by independent external                                       Number
    auditors as of any date during 1996 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .RCFD 6724 . .... N/A
    M.1.
1 = Independent audit of the bank conducted in accordance           4. = Directors' examination of the bank performed by other
    with generally accepted auditing standards by a certified            external auditors (may be required by state chartering
    public accounting firm which submits a report on the bank            authority)
2 = Independent audit of the bank's parent holding company          5  = Review of the bank's financial statements by external
    conducted in accordance with generally accepted auditing             auditors
    standards by a certified public accounting firm which           6  = Compilation of the bank's financial statements by external
    submits a report on the consolidated holding company                 auditors
    (but not on the bank separately)                                7  = Other audit procedures (excluding tax preparation work)
3 = Directors' examination of the bank conducted in                 8  = No external audit work
    accordance with generally accepted auditing standards
    by a certified public accounting firm (may be required by
    state chartering authority)

-------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.